EXHIBIT 23.1

CONSENT OF BLACKMAN KALLICK BARTLESTEIN LLP

We hereby consent to the incorporation by reference in this Registration Statement of Think Partnership Inc. on Form S-8, of (A) our report, dated March 24, 2006, with respect to the financial statements of Think Partnership Inc. as of December 31, 2005 and 2004 and for the years then ended, (B) our report dated April 20, 2006 with respect to the financial statements of Morex Marketing Group, LLC as of December 31, 2005 and 2004 and for the years then ended, (C) our report dated April 20, 2006 with respect to the financial statements of Catamount Group, LLC, Catamount Management, LLC and Plan Bee, LLC as of December 31, 2005 and 2004 and for the years then ended, (D) our report dated April 21, 2006, with respect to the financial statements of Litmus Media, Inc. and Subsidiaries as of December 31, 2005 and 2004 and for the years then ended, and (E) our report dated March 6, 2006, with respect to the financial statements of iLead Media, Inc. as of December 31, 2005 and for the year then ended.

/s/ Blackman Kallick Bartelstein LLP
Blackman Kallick Bartelstein LLP
Chicago, Illinois

September 27, 2006